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                                                                      Exhibit 10


              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Pre-Effective Amendment No. 1 to the Registration Statement
(Form N-4 No. 333-38007) and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life & Annuity Company Variable Annuity Account H, and to the use therein of our report dated March 18, 1999, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York.


Fort Wayne, Indiana
October 7, 1999